SUBSCRIPTION AGREEMENT

TORTUGA MEXICAN IMPORTS INC.
Suite #219 10654 - 82 Avenue
Edmonton, Alberta, T6E 2A7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of TORTUGA MEXICAN IMPORTS INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: TORTUGA MEXICAN IMPORTS INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________

Signature of Purchaser

___________________________________

Printed Name of Purchaser

___________________________________

Social Security Number/

Tax I.D.

Number of Shares Purchased      Total Subscription Price

__________________________   ________________________

Form of Payment: Cash _________________

Check# _______________

Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

TORTUGA MEXICAN IMPORTS INC.

BY: ____________________________

Title: ___________________________